EXHIBIT 4.5

EXECUTION COPY

FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT

dated as of

April 8, 2005

among

THE GOODYEAR TIRE & RUBBER COMPANY,
as Borrower,

The SUBSIDIARIES OF THE GOODYEAR TIRE & RUBBER COMPANY
Identified as Grantors and Guarantors Herein

and

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

TABLE OF CONTENTS

Page
ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms	2

ARTICLE II

Guarantees

SECTION 2.01. Guarantees	10
SECTION 2.02. Guarantee of Payment	10
SECTION 2.03. No Limitations	10
SECTION 2.04. Reinstatement	11
SECTION 2.05. Agreement To Pay; Subrogation	11

ARTICLE III
Continuation of Liens Securing US Miscellaneous Obligations

ARTICLE IV

Pledge of Securities

SECTION 4.01. Pledge	12
SECTION 4.02. Voting Rights; Dividends and Interest	12

ARTICLE V

Security Interests in Personal Property

SECTION 5.01. Creation of Security Interests	14
SECTION 5.02. Certain Filings	15
SECTION 5.03. Representations and Warranties	16
SECTION 5.04. Covenants	16
SECTION 5.05. Other Actions	18
SECTION 5.06. Covenants Regarding Patent, Trademark and Copyright Collateral	18
SECTION 5.07. Lockbox System	19
SECTION 5.08. Insurance	20

ARTICLE VI

Other Pledges, Mortgages and Security Interests

Page
SECTION 6.01. Other Security Documents	20
SECTION 6.02. Other Security Documents Subject to This Agreement	21

ARTICLE VII

Remedies

SECTION 7.01. Remedies Upon Default	22
SECTION 7.02. Exercise of Remedies under Other Security Documents	23
SECTION 7.03. Application of Proceeds	23
SECTION 7.04. Grant of License to Use Intellectual Property	25
SECTION 7.05. Securities Act	25
SECTION 7.06. Registration	26

ARTICLE VIII

Indemnity, Subrogation and Subordination

SECTION 8.01. Indemnity and Subrogation	27
SECTION 8.02. Contribution and Subrogation	27
SECTION 8.03. Subordination	28

ARTICLE IX

Duties of Collateral Agent

SECTION 9.01. Actions Under This Agreement	28

ARTICLE X

Concerning the Collateral Agent

SECTION 10.01. Limitations on Responsibility of Collateral Agent	29
SECTION 10.02. Reliance by Collateral Agent; Indemnity Against Liabilities, etc.	30
SECTION 10.03. Resignation and Removal of the Collateral Agent	31
SECTION 10.04. Expenses and Indemnification	31

ARTICLE XI

Subordination of Intercompany Indebtedness

SECTION 11.01. Subordination	32
SECTION 11.02. Dissolution or Insolvency	32

ii

SCHEDULES:

Schedule I     —    Aircraft
Schedule II   —     Foreign Pledge Agreements
Schedule III  —    Mortgages

EXHIBITS:

Exhibit I         —    Form of Perfection Certificate

iii

          FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT dated as of April 8, 2005, among THE GOODYEAR TIRE & RUBBER COMPANY (the “Company”), the Subsidiaries of the Company identified herein and JPMORGAN CHASE BANK, N.A., as collateral agent (the “Collateral Agent”).

          A. The Lenders (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) have agreed to extend credit to the Company on the terms and subject to the conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon the execution and delivery of this Agreement by the Company, the Subsidiary Grantors and the Subsidiary Guarantors. The Subsidiary Grantors and Subsidiary Guarantors are subsidiaries of the Company, will derive substantial benefits from the extension of credit to the Company pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.

          B. The Company, the Subsidiary Guarantors and Subsidiary Grantors, certain other Subsidiaries, certain financial institutions, the Administrative Agent and the Collateral Agent are parties to the Master Guarantee and Collateral Agreement dated as of March 31, 2003 (the“2003 MGCA”), under which the Company and the Subsidiary Guarantors and Subsidiary Grantors have guaranteed and created security interests in certain of their assets to secure, inter alia, the US Miscellaneous Obligations. The 2003 MGCA is being amended and restated on the date hereof in connection with the amendment and restatement of the European Facilities Agreement, and the Liens created under the 2003 MGCA and the “Other Security Documents” referred to therein to secure the US Miscellaneous Obligations are being continued under this Agreement and the Other Security Documents.

          C. The Obligations have been designated as “Designated Senior Obligations” or otherwise constitute “Senior Obligations” under the Lien Subordination and Intercreditor Agreement, and the Liens securing the Obligations are accordingly senior to the Liens securing the Junior Obligations (as defined in the Lien Subordination and Intercreditor Agreement) on the terms set forth in the Lien Subordination and Intercreditor Agreement. The Obligations also constitute “First Lien Obligations” under the Lenders Lien Subordination and Intercreditor Agreement, and the Liens securing the Obligations are accordingly senior to the Liens securing the Second Lien Obligations (as defined in the Lenders Lien Subordination and Intercreditor Agreement) on the terms set forth in the Lenders Lien Subordination and Intercreditor Agreement.

          Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

          SECTION 1.01. Certain Defined Terms. (a) All terms (whether or not capitalized herein) defined in the New York UCC and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

          (a) All terms defined in the Credit Agreement and not defined in this Agreement, including, without limitation, the terms “Administrative Agent”, “Borrower”, “Commitment”, “Consent Subsidiary”, “Credit Documents”, “Event of Default”, “Foreign Pledge Agreements”, “Issuing Bank”, “Majority Lenders”, “Material Intellectual Property”, “Mortgaged Property”, “Mortgages”, “Second Lien Guarantee and Collateral Agreement” and “Third Lien Collateral Agreement” have the meanings specified therein. The rules of construction specified in Section 1.04 of the Credit Agreement shall also apply to this Agreement.

          As used in this Agreement, the following terms have the meanings specified below:

          “Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

          “Additional Subsidiary Agreement” has the meaning assigned to such term in Section 12.14.

          “Agreement” means this First Lien Guarantee and Collateral Agreement.

          “Aircraft” means all airships, airplanes, helicopters and other aircraft owned on the date hereof or hereafter acquired by any Grantor, including those listed on Schedule I hereto, as updated from time to time pursuant to Section 5.04(c).

          “Aircraft Collateral” means the Aircraft, Aircraft Parts and Aircraft Log Books.

          “Aircraft Log Books” means any and all log books, maintenance records, airworthiness certificates, registration documents and other records and documents relating to the Aircraft or Aircraft Parts.

          “Aircraft Parts” means all engines and propellers (whether or not affixed to any Aircraft) owned by any Grantor and used or intended for use in connection with the Aircraft, and all avionics equipment, radio equipment, navigation equipment, radar equipment and other equipment, appliances, accessories and accessions used or intended for use in connection with the Aircraft.

          “Applicable Percentage” means, with respect to any Lender at any time, a percentage equal to (a) the aggregate outstanding principal amount of the Loans, LC

Exposures and unused Commitments of such Lender at such time divided by (b) the aggregate outstanding principal amount of the Loans, LC Exposures and unused Commitments of all the Lenders at such time.

          “Article 9 Collateral” means any and all of the following assets and properties now owned or at any time hereafter acquired by any Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest: (a) all Accounts; (b) all Chattel Paper; (c) all Deposit Accounts (and all cash, checks and other negotiable instruments, funds and other evidences of payment held therein); (d) all Inventory; (e) all Documents; (f) all General Intangibles; (g) all Instruments; (h) all Equipment (other than fixtures to real property not constituting Mortgaged Properties); (i) all Investment Property (other than (i) Pledged Equity Interests, (ii) Equity Interests in Luxembourg Finance, (iii) the Equity Interests described in clauses (b), (c) and (d) of the definition of Excluded Equity Interests and (iv) Proceeds in respect of Equity Interests described in clauses (i), (ii) and (iii)); (j) all Letter-of-Credit rights; (k) all books and records pertaining to any of the foregoing; (l) all Aircraft Collateral; (m) all cash deposited to collateralize Letter of Credit reimbursement obligations pursuant to the Credit Agreement and (n) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; provided, however, that, notwithstanding any of the foregoing provisions of this definition, the Article 9 Collateral shall not include Consent Assets.

          “Bankruptcy Code” means Title 11 of the U.S. Code.

          “Canadian Security Agreements” means the Canadian First Lien Guarantee and Collateral Agreement dated as of the date hereof, between Goodyear Canada Inc. and the Collateral Agent, and the Quebec First Lien Hypothec (as defined in the Canadian First Lien Guarantee and Collateral Agreement).1

          “Claiming Party” has the meaning assigned to such term in Section 8.02.

          “Collateral” means the Pledged Collateral, the Article 9 Collateral and the Mortgaged Properties.

          “Collateral Proceeds Account” means a Deposit Account maintained at JPMorgan Chase Bank, N.A., as Collateral Agent, for the benefit of the Secured Parties, and any successor account maintained with the Collateral Agent.

          “Consent Asset” means any asset or right of a Grantor the creation of a security interest in which would be prohibited by or not be effective under applicable law or would violate or result in a default under any agreement or instrument in effect on the date hereof (or in the case of any future Grantor on the date it becomes a Grantor) between such Grantor and any Person other than (a) the Company, (b) any Wholly

[1]	Conform titles of documents.

Owned Subsidiary or (c) any Subsidiary that is not a Wholly Owned Subsidiary unless the waiver of such default or violation would require the consent of any Person other than the Company or another Subsidiary; provided that no asset or right shall be a Consent Asset to the extent that Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect in the applicable jurisdiction, or any other law of the applicable jurisdiction, shall permit (and excuse any default or violation resulting from) the creation of a security interest in such asset or right notwithstanding the provision of such agreement or instrument prohibiting the creation of a security interest therein or shall render such provision unenforceable.

          “Control Notice” has the meaning assigned to such term or the term “Shifting Control Notice” in each Lockbox Agreement.

          “Contributing Party” has the meaning assigned to such term in Section 8.02.

          “Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

          “Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

          “Credit Agreement” means the First Lien Credit Agreement dated as of April 8, 2005, among the Company, the Lenders and Issuing Banks party thereto, Citicorp USA, Inc., as Syndication Agent and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended from time to time.

          “Credit Parties” means the Company and each Grantor and Guarantor.

          “Deposit Account” means a demand, time, savings, passbook or other account maintained by the Company or a Subsidiary with a bank. The “Deposit Account” under and as defined in the Credit Agreement does not constitute an asset of the Company or any Subsidiary and does not constitute a “Deposit Account” for purposes of this Agreement.

          “Deposit Account Institution” means each financial institution at which a Deposit Account in the Lockbox System is maintained.

          “Equity Interests” means shares of capital stock, partnership interests, membership interests in limited liability companies, beneficial interests in trusts or other equity ownership interests in any Persons, and any warrants, options or other rights entitling the holders thereof to purchase or acquire any such equity interests.

          “Excluded Equity Interests” means (a) Equity Interests in any Subsidiary with Total Assets not greater than $10,000,000 as of December 31, 2004, or as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of the Credit Agreement, (b) Equity Interests in any Consent Subsidiary, (c) Equity Interests in Goodyear Canada Inc. and Goodyear S.A. and (d) Equity Interests in any Foreign Subsidiary with respect to which a Financial Officer has delivered a certificate in accordance with clause (B) of the proviso in Section 5.08(b) of the Credit Agreement.

          “Excluded Operating Account” means payroll and other operating accounts of the Company or any other Grantor that are not used to receive (a) payments from any Account Debtor in respect of Accounts or (b) payments in respect of Inventory, and containing only such amounts as are required in the Company’s or such other Grantor’s good faith judgment for near-term operational purposes.

          “FAA” means the Federal Aviation Administration or the United States Department of Transportation or both, as the context may require, or any successors thereto.

          “Federal Securities Laws” has the meaning assigned to such term in Section 7.05.

          “Foreign Subsidiary” means any Subsidiary organized under the laws of a jurisdiction other than the United States or any of its territories or possessions or any political subdivision thereof.

          “General Intangibles” means, as to any Grantor, all choses in action and causes of action and all other intangible personal property of every kind and nature (other than Accounts) now owned or hereafter acquired by such Grantor, including to the extent relevant corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Grantor to secure payment by an Account Debtor of any Accounts.

          “Grantors” means the Company and the Subsidiary Grantors.

          “Guarantors” means the Company and the Subsidiary Guarantors.

          “Indemnified Party” has the meaning assigned to such term in Section 10.04.

          “Indenture Properties” means each “Restricted Property” (as defined in the Indentures) of the Company and each “Restricted Subsidiary” (as defined in the Indentures).

          “Indentures” means (a) the Indenture dated as of March 15, 1996, between the Company and Chemical Bank, as trustee, (b) the Indenture dated as of March 1, 1999, between the Company and The Chase Manhattan Bank, as trustee, and (c) the Indenture dated as of June 1, 2002, between the Company and JPMCB, as trustee.

          “Intellectual Property” means, as to any Grantor, all intellectual and similar property of every kind and nature now owned or hereafter acquired by such Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

          “Intercompany Indebtedness” means any Indebtedness of the Company or any Subsidiary, or any obligations owed by the Company or any Subsidiary under Article VIII, to the Company or any other Subsidiary.

          “Intercompany Obligor” means, with respect to any Intercompany Indebtedness, the obligor in respect of such Intercompany Indebtedness.

          “JPMCB” means JPMorgan Chase Bank, N.A. and its successors.

          “JV” means Goodyear Dunlop Tires Europe B.V., a Subsidiary organized in the Netherlands and a joint venture of the Company and Sumitomo Rubber Industries.

          “JV Subsidiary” means a subsidiary of the JV.

          “Lenders” means, collectively, the “Lenders” under and as defined in the Credit Agreement.

          “Lenders Lien Subordination and Intercreditor Agreement” means the Lenders Lien Subordination and Intercreditor Agreement dated as of the date hereof between the Collateral Agent and the collateral agent under the Second Lien Agreement.

          “License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Grantor is a party.

          “Lien Subordination and Intercreditor Agreement” means the Lien Subordination and Intercreditor Agreement dated as of March 12, 2004, among (a) JPMCB, as collateral agent for holders of the “US Facilities Obligations”, as defined therein, (b) pursuant to an Accession Agreement delivered under Section 4.01 thereof, the Collateral Agent, (c) pursuant to an Accession Agreement delivered under Section 4.01 thereof, Deutsche Bank Trust Company Americas, as collateral agent for holders of the

“Obligations” as defined in the Second Lien Agreement, (d) Wilmington Trust Company, as collateral agent for holders of the Initial Junior Indebtedness, as defined therein, (e) pursuant to an Accession Agreement delivered under Section 4.01 thereof, Wilmington Trust Company, as collateral agent for holders of the “Obligations” as defined in the Third Lien Agreement, and (f) the Company and the subsidiaries of the Company party thereto, as amended from time to time.

          “Local Collection Account” means a Deposit Account of a Grantor not subject to the control of the Collateral Agent pursuant to the Lockbox System; provided that (a) such account shall not receive any payments in respect of Accounts or Inventory other than that generated or sold by Goodyear’s retail or Wingfoot divisions and (b) the applicable Grantor shall have irrevocably instructed the Deposit Account Institution at which such Deposit Account is maintained to remit all funds on deposit in such Deposit Account to a Deposit Account in the Lockbox System periodically, and in no event less frequently than weekly, such instructions to be given (i) in the case of a Local Collection Account in existence on the Effective Date, no later than 45 days after the Effective Date and (ii) in the case of a Local Collection Account opened after the Effective Date, as promptly as practicable (and in no event later than 10 Business Days) after the opening of such Local Collection Account.

          “Lockbox Agreement” means a Lockbox Agreement in a form approved by the Collateral Agent, among a Grantor, the Collateral Agent and a Deposit Account Institution.

          “Lockbox System” has the meaning assigned to such term in Section 5.07.

          “Luxembourg Finance” means Goodyear Finance Holding S.A.

          “Miscellaneous Obligations” means (a) the due and punctual payment and performance of all obligations of the Company or any Subsidiary (other than the J.V. or a J.V. Subsidiary) under each Swap Agreement that shall at any time have been specified in an irrevocable written notice to the Administrative Agent from the Company as being included in the Obligations, if such Swap Agreement (i) shall have been in effect on the Effective Date with a counterparty that shall have been a Lender or an Affiliate of a Lender immediately prior to the effectiveness of the Credit Agreement as of the Effective Date or (ii) shall have been entered into after the Effective Date with any counterparty that shall have been a Lender or an Affiliate of a Lender at the time such Swap Agreement was entered into, (b) the due and punctual payment and performance of all obligations of the Company or any Subsidiary (other than the JV or a JV Subsidiary) arising out of or in connection with cash management or similar services that shall at any time have been designated in an irrevocable written notice to the Administrative Agent from the Company as being included in the Miscellaneous Obligations and that are provided by a Person that shall have been a Lender or an Affiliate of a Lender at the time of such designation, and (c) the US Miscellaneous Obligations.

          “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

          “Obligations” means (a) the “Obligations”, as defined in the Credit Agreement, and (b) the Miscellaneous Obligations.

          “Other Security Documents” means the Canadian Security Agreements, the Foreign Pledge Agreements, the Mortgages and each other instrument or document delivered in connection with the cash collateralization of Letters of Credit, pursuant to Section 5.08 of the Credit Agreement or otherwise to secure any of the Obligations.

          “Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any such Grantor under any such agreement.

          “Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule II to the Perfection Certificate, as updated from time to time pursuant to Section 5.04(c), and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

          “Perfection Certificate” means a certificate substantially in the form of Exhibit I.

          “Pledged Collateral” means (a) the Pledged Equity Interests, (b) the Pledged Debt Securities, (c) subject to Section 4.02, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities and other property referred to in the preceding clauses (a) and (b); (d) subject to Section 4.02, all rights and privileges of each Grantor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all Proceeds of any of the foregoing.

          “Pledged Debt Securities” means all debt securities (as defined in Article 8 of the New York UCC) owned by any Grantor on the date hereof or obtained by it in the future, and any promissory notes or other instruments evidencing any such debt securities.

          “Pledged Equity Interests” means all Equity Interests in Subsidiaries (other than Equity Interests in Luxembourg Finance and Excluded Equity Interests) owned by any Grantor on the date hereof or obtained or owned by it in the future, and the certificates representing all the foregoing Equity Interests, including the Equity Interests listed on Schedule 3A to the Perfection Certificate, as updated from time to time pursuant to Section 4.04(c); provided that the Pledged Equity Interests shall not include more than 65% of the issued and outstanding Equity Interests of any Foreign Subsidiary.

          “RBC Deposit Account” means the Deposit Account maintained with The Royal Bank of Canada, with respect to which a Lockbox Agreement shall have been executed by each applicable Grantor and The Royal Bank of Canada.

          “Secured Parties” means the “Secured Parties” under and as defined in the Credit Agreement and each other Person holding any Obligations or to which any Obligations are owed.

          “Security Documents” means this Agreement and the Other Security Documents.

          “Subsidiary Grantors” means each Subsidiary that is listed under the heading “Grantor” on the signature pages hereto or that becomes a Grantor pursuant to Section 12.14.

          “Subsidiary Guarantors” means each Subsidiary that is listed under the heading “Guarantor” on the signature pages hereto or that becomes a Guarantor pursuant to Section 12.14.

          “Swiss Franc Bond Agreement” means the Bond Agreement dated as of March 17, 1986, between the Company and Union Bank of Switzerland, Credit Suisse, Morgan Stanley S.A. and Swiss Bank Corporation, as in effect on the date hereof.

          “Swiss Franc Obligations” means the “Bonds”, as defined in the Swiss Franc Bond Agreement.

          “Swiss Franc Secured Parties” means the holders from time to time of the Swiss Franc Obligations.

          “Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor or that any such Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any such Grantor under any such agreement.

          “Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule II to the Perfection Certificate, as updated from time to time pursuant to Section 5.04(c), (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

          “2003 MGCA” has the meaning assigned to such term in the recitals hereto.

          “US Miscellaneous Obligations” has the meaning assigned to such term in the 2003 MGCA.

ARTICLE II

Guarantees

          SECTION 2.01. Guarantees. Each Guarantor irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations, jointly with the other Guarantors and severally. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each of the Guarantors waives presentment to, demand of payment from and protest to the Company or any other Credit Party of any of the Obligations, and also waives notice of acceptance of its guarantee, notice of protest for nonpayment and all similar formalities.

          SECTION 2.02. Guarantee of Payment. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any Deposit Account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Company or any other Person.

          SECTION 2.03. No Limitations. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 12.13, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Credit Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Credit Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Collateral Agent or any other Secured Party for the Obligations; (iv) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of such Guarantor hereunder.

          (b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Company or any other Credit Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company or any other Credit Party, other than the indefeasible payment in full in cash of all the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Company or any other Credit Party or exercise any other right or remedy available to them against the Company or any other Credit Party, in each case without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Company or any other Credit Party, as the case may be, or any security.

          SECTION 2.04. Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of the Company, any other Credit Party or otherwise.

          SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company or any other Credit Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, such Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Company or any other Credit Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate to the Obligations of the Company or such Credit Party on the terms set forth in Article X.

          SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Company’s and each other Credit Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Continuation of Liens Securing US Miscellaneous Obligations

          From and after the date hereof, the Liens created under the 2003 MGCA and the “Other Security Documents” referred to therein, insofar as they secure the US Miscellaneous Obligations, will continue hereunder and under the Other Security Documents, and such Liens and the Liens created hereunder and under the Other Security Documents to secure the Obligations are expressly agreed to be equal in right, priority, operation and effect, notwithstanding anything contained in this Agreement, the 2003 MGCA, any “Other Security Document” referred to therein or any other agreement or instrument to the contrary, and irrespective of the time, order or method of creation, attachment or perfection of any such Liens or any defect or deficiency or alleged defect or deficiency in any of the foregoing.

ARTICLE IV

Pledge of Securities

          SECTION 4.01. Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby grants to the Collateral Agent, its successors and assigns a security interest in all such Grantor’s right, title and interest in, to and under the Pledged Collateral, to have and to hold all such Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, for the benefit of the Secured Parties; subject, however, to the terms, covenants and conditions hereinafter set forth.

          SECTION 4.02. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Grantors that their rights under this Section are being suspended:

     (i) Each Grantor shall be entitled to exercise any and all voting and/or other rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement and the

 Credit Agreement, including the right to sell or otherwise transfer such Pledged Collateral in accordance with the terms of the Credit Agreement.

     (ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney, certificates and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

     (iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Credit Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral.

          (b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the form in which so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7.03. After all Events of Default have been cured or waived and the Company has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall (subject to any applicable provisions of the Second Lien Guarantee and Collateral Agreement, the Third Lien Collateral Agreement, the Lenders Lien Subordination and Intercreditor Agreement and the Lien Subordination and Intercreditor Agreement) promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section and that remain in such account.

          (c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Majority Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.

          (d) Any notice given by the Collateral Agent to the Grantors suspending their rights under paragraph (a) of this Section (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE V

Security Interests in Personal Property

          SECTION 5.01. Creation of Security Interests. (a) As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all right, title or interest in or to any and all the Article 9 Collateral (other than, in the case of the Company only, any such Article 9 Collateral constituting a “manufacturing facility”, as defined in the Swiss Franc Bond Agreement) now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest.

          (b) As security for the payment or performance, as the case may be, in full of the Obligations and the Swiss Franc Obligations, the Company hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties and the Swiss Franc Secured Parties, a security interest in all right, title or interest in or to any and all the Article 9 Collateral constituting a “manufacturing facility”, as defined in the Swiss Franc Bond Agreement, now owned or at any time hereafter acquired by it or in which it now has or at any time in the future may acquire any right, title or interest.

          (c) Notwithstanding any other provision of this Agreement, for so long as any of the Indentures shall remain in effect, the aggregate amount of the Obligations secured by (i) the security interests granted under this Section and (ii) the Liens created under the Mortgages, in each case to the extent the assets subject to such security interests and Liens constitute Indenture Properties, shall not exceed the maximum amount of the Obligations that can be so secured without violation of the Indentures. If at any time after the date hereof any amount of the Obligations that may be secured by any security interest or Lien on the Indenture Properties without violation of the Indentures shall increase, in either case by reason of (i) the termination of the Indentures or any provisions therein, (ii) any amendment of or waiver under the Indentures, (iii) any increase in any applicable basket or exception under the Indentures as a result of the financial performance of the Company and the Subsidiaries or otherwise or (iv) any other event or condition, the amount of the outstanding Obligations secured by security interests in and Liens on the Indenture Properties shall be simultaneously and automatically increased to the maximum amount permitted under the Indentures. No amount of Obligations that shall be secured by security interests in and Liens on the Indenture Properties in accordance with the foregoing provisions of this paragraph shall at any time cease to be so guaranteed or secured as a result of (A) any subsequent amendment of or waiver under any Indenture, (B) any subsequent change in the amount of any basket or exception under any Indenture (to the extent the secured amount of the Obligations is not required to be reduced under the terms of the Indentures) or (C) any other event or condition (to the extent the secured amount of the Obligations is not required to be reduced under the terms of the Indentures); provided, that if the outstanding amount of the Obligations shall be reduced below the amount permitted to be secured by security interests in and Liens on the Indenture Properties and shall later be increased, the newly incurred Obligations will be secured by security interests in and Liens on the Indenture Properties only to the extent permitted under the Indentures and the foregoing provisions of this Section at the time of such increase or thereafter. Nothing in the preceding two sentences shall result in the aggregate amount of the Obligations secured by the Indenture Properties exceeding the maximum amount of the Obligations that can be so secured without violation of the Indentures.

          (d) The security interests granted under this Section are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

          SECTION 5.02. Certain Filings. (a) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral of such Grantor or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Grantor is an organization, the jurisdiction in which it is organized, the type of organization and any organizational identification number issued to such Grantor and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request. Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

          (b) The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting any security interest granted by any Grantor in any Material Intellectual Property, without the signature of such Grantor, and naming such Grantor or the Grantors as debtors and the Collateral Agent as secured party.

          SECTION 5.03. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that each Grantor has good and valid rights (including ownership rights) in the material Article 9 Collateral with respect to which it has purported to grant a security interest hereunder.

          SECTION 5.04. Covenants. (a) Each Grantor agrees promptly (and in any event within 30 days) to notify the Collateral Agent in writing of any change (i) in its corporate name, (ii) in the location of its chief executive office, (iii) in its identity or type of organization or corporate structure, (iv) in its Federal Taxpayer Identification Number or organizational identification number or (v) in its jurisdiction of organization. Each Grantor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph.

          (b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as shall be consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Article 9 Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent schedules in form and detail reasonably satisfactory to the Collateral Agent showing the identity, amount and location of any specified Article 9 Collateral.

          (c) Each year, at the time of delivery of annual financial statements of the Company with respect to the preceding fiscal year pursuant to the Credit Agreement, the Company shall deliver to the Collateral Agent a certificate executed on behalf of the Company by a Financial Officer and a legal officer of the Company setting forth the information required pursuant to the Perfection Certificate (including the Schedules thereto) or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this paragraph, and setting forth for any Aircraft owned by any Grantor and not already listed on Schedule I hereto information sufficient to permit the Collateral Agent to file notices of its security interests in such Aircraft with the Federal Aviation Administration, including the model number, the tail number, the name, the serial number and the location of such Aircraft (and Schedule I shall be automatically updated to list any Aircraft identified in any such certificate).

          (d) The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense, to inspect the Article 9 Collateral and the premises upon which any of the Article 9 Collateral is located and to verify under reasonable procedures, in accordance with the provisions of the Credit Agreement, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, only after the occurrence and during the continuance of an Event of Default, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

          (e) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Credit Documents.

          (f) The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment included in the Article 9 Collateral in accordance with the requirements set forth in the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premiums and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

          (g) Each Grantor shall maintain, in form and manner reasonably satisfactory to the Collateral Agent, records of its Chattel Paper and its books, records and documents evidencing or pertaining thereto.

          SECTION 5.05. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the security interests created hereby, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral: if any Grantor shall at any time hold or acquire any Instrument representing Indebtedness in excess of $3,000,000, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

          SECTION 5.06. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not do or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing or omitting to do any act) whereby any Patent constituting Material Intellectual Property may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by such Patent with the relevant patent number consistent with good business judgment to establish and preserve its rights under applicable patent laws.

          (b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark constituting Material Intellectual Property, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration consistent with good business judgment to establish and preserve its rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

          (c) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright constituting Material Intellectual Property, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice consistent with good business judgment to establish and preserve its rights under applicable copyright laws.

          (d) Each Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any Patent, Trademark or Copyright constituting Material Intellectual Property may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and

Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same; provided that such notification need not be given if such impairment of such Intellectual Property is not material viewed against the Material Intellectual Property as a whole.

          (e) Each Grantor will take all steps consistent with good business judgment that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each application relating to the Patents, Trademarks and/or Copyrights constituting Material Intellectual Property (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights constituting Material Intellectual Property, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

          (f) Upon and during the continuance of an Event of Default, each Grantor shall endeavor in good faith to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.

          SECTION 5.07. Lockbox System. (a) The Grantors shall maintain, subject to the control of the Collateral Agent pursuant to the Lockbox Agreements, a system of lockboxes and related Deposit Accounts (the “Lockbox System”). Each Grantor agrees that it shall have no Deposit Accounts other than (a) Deposit Accounts in the Lockbox System, (b) Excluded Operating Accounts and (c) Local Collection Accounts. Each Grantor further agrees (i) to cause at all times to be in effect with respect to each Deposit Account Institution at which any Deposit Account (other than an Excluded Operating Account or a Local Collection Account) is maintained a Lockbox Agreement with respect to each such Deposit Account, (ii) to notify and direct promptly each Account Debtor and every other Person obligated to make payments on Accounts or in respect of any Inventory to make all such payments directly to one or more Deposit Accounts in the Lockbox System (or, in the case of Accounts or Inventory of the Company’s retail or Wingfoot divisions, Local Collection Accounts) or related lockboxes, (iii) to use all reasonable efforts to cause each such Account Debtor and other Person to make all payments with respect to Accounts and Inventory directly to one or more Deposit Accounts in the Lockbox System (or, in the case of Accounts or Inventory of the Company’s retail or Wingfoot divisions, Local Collection Accounts) or related lockboxes, (iv) promptly to deposit all payments received by it on account of Accounts and Inventory, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in one or more Deposit Accounts in the Lockbox System (or, in the case of Accounts or Inventory of the Company’s retail or Wingfoot divisions, Local Collection Accounts) or related lockboxes in the form in which received (but with any endorsements of such Grantor necessary for deposit or collection), (v) to maintain at all times a Collateral Proceeds Account in the United States, a U.S. dollar and a Canadian dollar Collateral Proceeds Account in Canada and the RBC Deposit Account, in each case on terms reasonably satisfactory to the Collateral Agent and (vi) to maintain in effect agreements with the applicable Deposit Account Institutions under which all amounts on deposit in each Deposit Account (other than Excluded Operating Accounts and Local Collection Accounts) located in the United States and in Canada at the end of each Business Day will be paid to the Collateral Agent for deposit in the Collateral Proceeds Account located in the United States or in the RBC Deposit Account, respectively, at the opening of business on the next succeeding Business Day, and under which all amounts in the RBC Deposit Account will be paid not less often than weekly into the Collateral Proceeds Accounts in Canada in same day funds. So long as no Event of Default has occurred and is continuing, the Collateral Agent shall promptly (and no less frequently than each Business Day) remit any funds on deposit in each Collateral Proceeds Account to one or more accounts of the Company that have been designated by the Company. Effective upon notice to the Company after the occurrence and during the continuance of an Event of Default, each Collateral Proceeds Account, the RBC Deposit Account and each Deposit Account (other than Excluded Operating Accounts and Local Collection Accounts) will, without further action on the part of any Grantor or the Collateral Agent, convert into a closed lockbox account under the sole dominion and control of the Collateral Agent in which all funds are held subject to the rights of the Collateral Agent hereunder. Without the prior written consent of the Collateral Agent, no Grantor shall, in a manner adverse to the Secured Parties, change the general instructions given to Account Debtors in respect of payments to be deposited in the Lockbox System. Each Grantor irrevocably authorizes the Collateral Agent, upon the occurrence of an Event of Default, to deliver a Control Notice under each Lockbox Agreement. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any instructions pursuant to any Lockbox Agreement terminating such Lockbox Agreement or the right of such Grantor to make withdrawals from any Deposit Account in the Lockbox System unless an Event of Default shall have occurred and be continuing or, after giving effect to any withdrawal, would occur. The Company shall ensure that the aggregate amount contained in all Local Collection Accounts taken together shall not at any time exceed a maximum amount determined by the Administrative Agent in its sole discretion (not to be exercised unreasonably).

          SECTION 5.08. Insurance. Each Grantor shall cause the Collateral Agent to be named as loss payee on all property insurance maintained in respect of property subject to the Mortgages.

ARTICLE VI

Other Pledges, Mortgages and Security Interests

          SECTION 6.01. Other Security Documents. In addition to the security interests created under Articles III and V, the parties acknowledge that:

          (a) The Grantors and the Collateral Agent are entering into the Foreign Pledge Agreements listed in Schedule II, and may in the future enter into additional Foreign Pledge Agreements, under which they are pledging Equity Interests in Foreign Subsidiaries owned by them on a senior basis to secure the Obligations.

          (b) The Grantors and the Collateral Agent are entering into the Mortgages as listed in Schedule III, under which they are mortgaging the real properties and interests in the Mortgaged Properties to secure the Obligations and, to the extent the Mortgaged Properties constitute “manufacturing facilities”, as defined in the Swiss Franc Bond Agreement, the Swiss Franc Obligations.

          (c) Certain Grantors that are organized under the laws of Canada or one or more provinces thereof are entering into the Canadian Security Agreements, under which they are creating security interests in certain Collateral owned by them to secure the Obligations.

          SECTION 6.02. Other Security Documents Subject to This Agreement. (a) The parties hereto and to the Other Security Documents agree that they will observe and be bound by, and that the Other Security Documents will in all respects be subject to, the following provisions: (i) to the extent applicable, the provisions of Section 5.01(c) (limiting the amount of the obligations secured by the Indenture Properties owned by the Company); (ii) the provisions of Sections 7.02 and 7.03 (governing the exercise of remedies under the Other Security Documents and the distribution of the proceeds realized from the exercise of remedies under the Security Documents); (iii) the provisions of Articles IX and X (relating to the duties and responsibilities of the Collateral Agent); and (iv) the provisions of Section 12.13 (providing for releases of Guarantees of and Collateral securing the Obligations).

          (a) Each of the Mortgages (other than any Mortgage that sets forth in full the provisions referred to in clauses (i) through (iv) of paragraph (a) above) shall contain a provision substantially to the effect set forth below (in the language of such Mortgage) and satisfactory to the Collateral Agent and its counsel:

“THIS AGREEMENT AND THE PLEDGES, SECURITY INTERESTS AND OTHER LIENS AND CHARGES CREATED HEREBY ARE SUBJECT IN ALL RESPECTS TO THE PROVISIONS OF THE FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT DATED AS OF APRIL 8, 2005, AS AMENDED, AMONG THE GOODYEAR TIRE & RUBBER COMPANY, CERTAIN OF ITS SUBSIDIARIES AND JPMORGAN CHASE BANK, N.A., AS COLLATERAL AGENT, AND ANY PROVISION OF THIS AGREEMENT THAT IS INCONSISTENT WITH THE PROVISIONS OF SUCH FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT SHALL BE DEEMED FOR ALL PURPOSES TO HAVE BEEN AMENDED TO CONFORM IN ALL RESPECTS TO SUCH PROVISIONS.”

ARTICLE VII

Remedies

          SECTION 7.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default under and as defined in the Credit Agreement, to the extent permitted by law, (a) the Collateral Agent may demand that each Grantor deliver each item of Collateral owned or held by it to the Collateral Agent, and each Grantor agrees so to deliver all such Collateral, and (b) the Collateral Agent shall have the right to take any of or all the following actions at the same or different times with respect to any Collateral: (i) with respect to any Collateral consisting of Intellectual Property, on demand, to cause its security interest in such Collateral to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to grant any license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, with respect to any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (ii) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall (to the extent permitted by law) hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

          In the case of any Collateral that constitutes Article 9 Collateral, the Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor (to the extent permitted by law). For purposes hereof, a written agreement to purchase any Collateral or portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

          SECTION 7.02. Exercise of Remedies under Other Security Documents. The Collateral Agent shall also have the right to exercise remedies provided for in each Other Security Document upon the occurrence and during the continuance of an Event of Default.

          SECTION 7.03. Application of Proceeds. (a) Unless otherwise required by applicable law, the Collateral Agent shall apply the proceeds of the collection or sale of any Collateral, including any Collateral consisting of cash, as follows:

     FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement or any other Credit Document, or otherwise in connection with any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Credit Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document at the direction or for the benefit of holders of the Obligations;

     SECOND, to the payment of all such Obligations as shall be owed to the Administrative Agent (in such capacity) and all such Obligations for fees, indemnification or the reimbursement of expenses as shall be owed to any Issuing Bank;

     THIRD, to the payment in full of the other Obligations secured by such Collateral, ratably in accordance with the amounts of such Obligations on the date of such application;

     FOURTH, to the “Collateral Agent” under and as defined in the Second Lien Guarantee and Collateral Agreement for application as provided therein to satisfy obligations secured by Liens on the Collateral created thereunder or under the “Other Security Documents” (as defined therein) that are junior to the Liens created hereunder and under the Other Security Documents; and

     FIFTH, if the Second Lien Guarantee and Collateral Agreement shall no longer be in effect or if the Collateral Agent shall be advised by the “Collateral Agent” under and as defined in the Second Lien Guarantee and Collateral Agreement that there are no persons entitled under the Second Lien Guarantee and Collateral Agreement to receive such proceeds or cash, to the “Collateral Agent” under and as defined in the Third Lien Collateral Agreement and the other Junior Collateral Agents (as such term is defined in the Lien Subordination and Intercreditor Agreement) for application as provided in the Third Lien Collateral Agreement and in the Lien Subordination and Intercreditor Agreement; and

     SIXTH, if the Third Lien Collateral Agreement shall no longer be in effect and there shall be no outstanding “Junior Obligations”, as defined in the Lien Subordination and Intercreditor Agreement, or if the Collateral Agent shall be advised by the “Collateral Agent” under and as defined in the Third Lien Collateral Agreement and by each other Junior Collateral Agent (as such term is defined in the Lien Subordination and Intercreditor Agreement) that there are no persons entitled under the Third Lien Collateral Agreement or the other documents governing “Junior Obligations”, as defined in the Lien Subordination and Intercreditor Agreement, to receive such proceeds or cash, to the applicable Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

          The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. For purposes of clause THIRD above, the Lien of any Mortgage, insofar as it secures the Swiss Franc Obligations, will, to the maximum extent permitted under the Swiss Franc Bond Agreement, be deemed to be of lower priority than the Lien of such Mortgage insofar as it secures the Obligations. Notwithstanding the provisions of clause THIRD above, any Article 9 Collateral consisting of cash deposited to collateralize Letter of Credit reimbursement obligations pursuant to the Credit Agreement will be applied first against such reimbursement obligations. It is understood that the Deposits held by the Administrative Agent under Section 2.01 of the Credit Agreement do not constitute assets of the Borrower or Collateral, and that nothing herein shall prevent or delay payments required to be made from the Deposit Account to the Issuing Banks as provided in the Credit Agreement.

          SECTION 7.04. Grant of License to Use Intellectual Property. Each Grantor hereby grants to the Collateral Agent, to the extent necessary to enable the Collateral Agent to exercise rights and remedies under this Agreement and the Other Security Documents at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, to the extent and only to the extent such license would not violate or result in a default under any license or other agreement, whether express or implied, between the Grantor and any Person other than a Wholly Owned Subsidiary. The rights of the Collateral Agent under such license may be exercised, at the option of the Collateral Agent, solely upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of any Event of Default.

          SECTION 7.05. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

          SECTION 7.06. Registration. Each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its best efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Collateral under applicable law. Each Grantor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses of the Collateral Agent’s legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular relating to the offering for sale of any Pledged Collateral, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Grantor or the issuer of such Pledged Collateral by the Collateral Agent or any other Secured Party expressly for use therein. Each Grantor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such jurisdictions as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Grantor will bear all costs and expenses of carrying out its obligations under this Section. Each Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section may be specifically enforced.

ARTICLE VIII

Indemnity, Subrogation and Subordination

          SECTION 8.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Grantors and Guarantors may have under applicable law (but subject to Section 8.03), the Company agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement in respect of an Obligation of the Company or of any Subsidiary other than such Guarantor or one of its Subsidiaries, the Company shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Grantor shall be sold pursuant to this Agreement or any Other Security Document to satisfy in whole or in part an Obligation of the Company or of any Subsidiary other than such Grantor or one of its Subsidiaries, the Company shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

          SECTION 8.02. Contribution and Subrogation. Each Guarantor and Grantor, other than the Company, that has guaranteed, or granted Liens to secure, the Obligations (a “Contributing Party”) agrees (subject to Section 8.03) that, in the event a payment shall be made by any other Guarantor (other than the Company) hereunder in respect of any Obligations or assets of any other Grantor (other than the Company) shall be sold pursuant to any Security Document to satisfy any Obligations and such other Guarantor or Grantor (the “Claiming Party”) shall not have been fully indemnified by the Company as provided in Section 8.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party and the denominator shall be the aggregate net worth of all the Guarantors and Grantors, other than the Company. For the purposes of the previous sentence, the net worth of each Guarantor and Grantor shall be determined on the Effective Date (or, in the case of any Guarantor or Grantor becoming a Guarantor or Grantor after the Effective Date, the date on which such Guarantor or Grantor shall have become a Guarantor or Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section shall be subrogated to the rights of such Claiming Party under Section 8.01 to the extent of such payment.

          SECTION 8.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors and Grantors under Sections 8.01 and 8.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations, and no Guarantor or Grantor shall seek to enforce any of such rights until the Obligations have been paid in full. No failure on the part of the Company or any other Guarantor or Grantor to make the payments required by Sections 8.01 and 8.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor or Grantor with respect to its obligations hereunder, and each Guarantor and Grantor shall remain liable for the full amount of the obligations of such Guarantor or Grantor hereunder.

ARTICLE IX

Duties of Collateral Agent

          SECTION 9.01. Actions Under This Agreement. (a) The Collateral Agent shall not be obligated to take any action under this Agreement or any Other Security Document except for the performance of such duties as are specifically set forth herein and therein. Subject to the provisions of Article X of this Agreement and to the succeeding provisions of this Section, the Collateral Agent shall take such actions, and only such actions, under this Agreement and the Other Security Documents with respect to any Collateral as are requested by the Administrative Agent, on behalf of the Majority Lenders, under the Credit Agreement and as are not inconsistent with or contrary to the provisions of this Agreement, any Other Security Document or the Credit Agreement, as well as ministerial and/or administrative actions required or permitted by this Agreement and the Other Security Documents.

          (b) The holders of the Miscellaneous Obligations shall not be entitled to, and shall not, (i) direct the actions of the Collateral Agent hereunder, (ii) take any action, or commence any legal proceeding seeking, to require, compel or cause the Collateral Agent to enforce any provisions of this Agreement against any Guarantor or Grantor or to exercise any remedy hereunder, (iii) take any action, or commence any legal proceeding seeking, to prevent or enjoin the Collateral Agent from taking any action (including, without limitation, the enforcement of any provisions of this Agreement against any Guarantor or Grantor, the exercise of any remedy hereunder, the release of any Guarantee or Collateral hereunder or the consent to any amendment or modification of this Agreement or the grant of any waiver hereunder), or refraining from taking any such action, in accordance with this Agreement or (iv) take any action, or commence any legal proceeding seeking, to delay, hinder or otherwise impair the Collateral Agent in taking any such action in accordance with this Agreement. By their acceptance of the benefits of this Agreement and the Other Security Documents, the holders of the Miscellaneous

Obligations will be deemed to have acknowledged and agreed to the provisions of the preceding sentence, and to have acknowledged that such provisions are being relied upon by the other Secured Parties.

          (c) THE COLLATERAL AGENT HAS CONSENTED TO SERVE AS COLLATERAL AGENT HEREUNDER ON THE EXPRESS UNDERSTANDING, AND THE HOLDERS OF THE OBLIGATIONS, BY ACCEPTING THE BENEFITS OF THIS AGREEMENT, SHALL BE DEEMED TO HAVE AGREED, THAT THE COLLATERAL AGENT SHALL HAVE NO DUTY AND SHALL OWE NO OBLIGATION OR RESPONSIBILITY (FIDUCIARY OR OTHERWISE) TO THE HOLDERS OF ANY OBLIGATIONS, OTHER THAN THE DUTY TO PERFORM ITS EXPRESS OBLIGATIONS UNDER THIS AGREEMENT IN ACCORDANCE WITH THEIR TERMS, SUBJECT IN ALL EVENTS TO THE PROVISIONS OF ARTICLE X AND THE OTHER PROVISIONS OF THIS AGREEMENT LIMITING THE RESPONSIBILITY OR LIABILITY OF THE COLLATERAL AGENT HEREUNDER. WITHOUT LIMITING THE FOREGOING, THE HOLDERS OF THE MISCELLANEOUS OBLIGATIONS, BY ACCEPTING THE BENEFITS OF THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS, SHALL BE DEEMED TO HAVE WAIVED ANY RIGHT THEY MIGHT HAVE, UNDER APPLICABLE LAW OR OTHERWISE, TO COMPEL THE SALE OR OTHER DISPOSITION OF ANY COLLATERAL, AND ANY OBLIGATION THE COLLATERAL AGENT MIGHT HAVE, UNDER APPLICABLE LAW OR OTHERWISE, TO OBTAIN ANY MINIMUM PRICE FOR ANY COLLATERAL UPON THE SALE THEREOF, IT BEING EXPRESSLY UNDERSTOOD, AND THE AVAILABILITY OF THE BENEFITS OF THIS AGREEMENT TO THE HOLDERS OF THE MISCELLANEOUS OBLIGATIONS BEING CONDITIONED UPON THE UNDERSTANDING, THAT THE SOLE RIGHT OF THE HOLDERS OF THE MISCELLANEOUS OBLIGATIONS SHALL BE TO RECEIVE THEIR RATABLE SHARE OF ANY PROCEEDS OF COLLATERAL IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF THIS AGREEMENT.

ARTICLE X

Concerning the Collateral Agent

          SECTION 10.01. Limitations on Responsibility of Collateral Agent. The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in any Other Security Document. The Collateral Agent makes no representation as to the value or condition of the Collateral or any part thereof, as to the title of any Grantor to the Collateral, as to the security afforded by this Agreement or any Other Security Document or as to the validity, execution, enforceability, legality or sufficiency of this Agreement or any Other Security Document, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise for the maintenance of the Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession or control of the Collateral. Except as otherwise provided herein, the Collateral Agent shall have no duty to the Grantors or to the holders of the Secured Obligations as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such Collateral the same care that it normally accords to its own assets and the duty to account for moneys received by it. The Collateral Agent shall not be required to ascertain or inquire as to the performance by any Guarantor or Grantor of any of the covenants or agreements contained herein or in any other agreement. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken or omitted to be taken by any such person in connection with this Agreement or any Other Security Document except for such person’s own gross negligence or wilful misconduct (it being understood that any action taken in accordance with the terms of this Agreement or any Other Security Document by the Collateral Agent or any such officer, agent or representative at the direction or instruction of the Administrative Agent or the Majority Lenders under the Credit Agreement (or not taken in the absence of any such directions or instructions) shall not constitute gross negligence or wilful misconduct). Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken by any such person in accordance with any notice given by the Administrative Agent or the Majority Lenders under the Credit Agreement hereunder or under any Other Security Document even if, at the time such action is taken by any such Person, the Administrative Agent or the Lenders which gave the notice to take such action shall no longer be the Administrative Agent or the Majority Lenders under the Credit Agreement or the Secured Parties on behalf of which such notice was given are no longer the Secured Parties. The Collateral Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact.

          SECTION 10.02. Reliance by Collateral Agent; Indemnity Against Liabilities, etc. (a) Whenever in the performance of its duties under this Agreement or any Other Security Document the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Grantor or any other person in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter may be conclusively deemed to be proved or established by a certificate executed by an officer of such Person which is believed by the Collateral Agent to be genuine and to have been signed or sent by the proper Person, and the Collateral Agent shall have no liability with respect to any action taken, suffered or omitted in reliance thereon.

          (b) The Collateral Agent may consult with counsel and shall not incur any liability in taking any action hereunder or under any Other Security Document in good faith in accordance with any advice of such counsel. The Collateral Agent shall have the right but not the obligation at any time to seek instructions concerning the administration of this Agreement or any Other Security Document, the duties created hereunder or the Collateral from any court of competent jurisdiction.

          (c) The Collateral Agent shall not incur any liability in relying upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other paper or document which it in good faith believes to be genuine and to have been signed or presented by the proper party. The Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinions that are believed by the Collateral Agent to be genuine and signed or furnished by the proper Person furnished to the Collateral Agent in connection with this Agreement or any Other Security Document.

          (d) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral Agent shall have received written notice thereof from the Administrative Agent. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such a notice that is believed by the Collateral Agent to be genuine and to have been signed or sent by the proper Person to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any such notice so furnished to it.

          (e) If the Collateral Agent has been requested to take any specific action by the Administrative Agent pursuant to any provision of this Agreement or any Other Security Document, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or such Other Security Document in the manner so requested unless it shall have been provided indemnity by the Secured Parties on whose behalf such request shall have been made reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction.

          SECTION 10.03. Resignation and Removal of the Collateral Agent. The Collateral Agent may at any time, by giving 30 days’ prior written notice to the Company and the Administrative Agent, resign and be discharged from the responsibilities hereby created, such resignation to become effective upon the appointment of a successor by the Administrative Agent with, so long as no Event of Default has occurred and is continuing, the consent of the Company (such consent not to be unreasonably withheld) and the acceptance of such appointment by such successor. If no successor shall be appointed and approved within 30 days after the date of any such resignation, the Collateral Agent may apply to any court of competent jurisdiction to appoint a successor to act until a successor shall have been appointed as above provided or may, on behalf of the Secured Parties, appoint a successor Collateral Agent which shall be a bank with an office in New York, New York having a combined capital and surplus of at least $500,000,000.

          SECTION 10.04. Expenses and Indemnification. By accepting the benefits of this Agreement, each of the Lenders severally agrees (i) to reimburse the Collateral Agent, on demand, in the amount of its pro rata share from time to time (based on the Applicable Percentage of such Lender), of any expenses referred to in this Agreement or in any Other Security Document securing Obligations owed to such Lender and/or any other expenses incurred by the Collateral Agent in connection with the enforcement and protection of the rights of the Collateral Agent and the Secured Parties which shall not have been paid or reimbursed by the Company or any other Grantor or Guarantor or paid from the proceeds of Collateral as provided herein and (ii) to indemnify and hold harmless the Collateral Agent and its Affiliates and its and their respective directors, officers, employees, agents and attorneys (each, an “Indemnified Party”), on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements referred to in this Agreement and/or incurred by the Collateral Agent in connection with this Agreement or the Other Security Documents or the enforcement and protection of the rights of the Secured Parties, to the extent the same shall not have been reimbursed by the Company or any other Grantor or Guarantor or paid from the proceeds of Collateral as provided herein; provided, in each case, that no Secured Party shall be liable to any Indemnified Party for any portion of such expenses, liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of such Person.

ARTICLE XI

Subordination of Intercompany Indebtedness

          SECTION 11.01. Subordination. To the fullest extent permitted under law, the Company and each other Grantor and Guarantor hereby agrees that all Intercompany Indebtedness owed to it by any Intercompany Obligor is hereby expressly subordinated, to the extent and in the manner set forth in this Article, to the payment in full in cash of all Obligations of such Intercompany Obligor.

          SECTION 11.02. Dissolution or Insolvency. Upon any dissolution, winding up, liquidation or reorganization of any Intercompany Obligor, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Intercompany Obligor, or otherwise:

     (a) the Secured Parties shall, as between such Secured Parties and the Company or any other Grantor or Guarantor, first be entitled to receive payment in full in cash of the Obligations of such Intercompany Obligor in accordance with the terms of such Obligations before the Company or such Grantor or Guarantor shall be entitled to receive any payment on account of the Intercompany Indebtedness of such Intercompany Obligor, whether as principal, interest or otherwise; and

     (b) any payment by, or distribution of the assets of, such Intercompany Obligor of any kind or character, whether in cash, property or securities, to which the Company or any other Grantor or Guarantor would be entitled except for the provisions of clause (a) above shall, upon receipt by the Company or such Grantor or Guarantor, be held in trust (or in a compte de sequestre, if applicable) for the applicable Secured Parties and promptly paid or delivered directly to the Collateral Agent for the benefit of such Secured Parties to the extent necessary to make payment in full in cash of all Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to such Secured Parties in respect of such Obligations.

          SECTION 11.03. Subrogation. Subject to (and only upon) the prior indefeasible payment in full in cash of all the Obligations, the Company or any other Grantor or Guarantor holding Intercompany Indebtedness of such Intercompany Obligor shall be subrogated to the rights of the applicable Secured Parties to receive payments or distributions in cash, property or securities applicable to such Obligations until all amounts owing on the Intercompany Indebtedness of such Intercompany Obligor shall be paid in full, and as between and among such Intercompany Obligor, its creditors (other than its Secured Parties) and the Company or any other Grantor or Guarantor holding Intercompany Indebtedness of such Intercompany Obligor, no such payment or distribution made to the Secured Parties by virtue of this Agreement that otherwise would have been made to the Company or any other Grantor or Guarantor in respect of such Intercompany Indebtedness shall be deemed to be a payment by such Intercompany Obligor on account of such Intercompany Indebtedness.

          SECTION 11.04. Other Creditors. Nothing contained in this Article is intended to or shall impair, as between and among any Intercompany Obligor, its creditors (other than the Secured Parties) and the Company or any other Grantor or Guarantor holding Intercompany Indebtedness of such Intercompany Obligor, the obligations of such Intercompany Obligor to pay its Intercompany Indebtedness as and when the same shall become due and payable in accordance with the terms thereof, or affect the relative rights of the Company or any other Grantor or Guarantor holding Intercompany Indebtedness of such Intercompany Obligor and the creditors of such Intercompany Guarantor (other than the Secured Parties).

          SECTION 11.05. No Waiver. No right of any Secured Party to enforce this Article shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of any of the Collateral Agent, the other Secured Parties, or any Intercompany Obligor, or by any noncompliance by any Intercompany Obligor with the terms, provisions and covenants contained in this Agreement, any Other Security Document or the Credit Agreement, and the Secured Parties are hereby expressly authorized to extend, renew, increase, decrease, modify or amend the terms of the Obligations or any security therefor, and to release, sell or exchange any such security and otherwise deal freely with any Intercompany Obligor, all without notice to or consent of the Company or any other Grantor or Guarantor and without affecting the liabilities and obligations of the parties hereto.

          SECTION 11.06. Obligations Hereunder Not Affected. (a) All rights and interests of the Secured Parties under this Article, and all agreements and obligations of the Company and each other Grantor or Guarantor under this Article, shall remain in full force and effect irrespective of:

     (i) any lack of validity or enforceability of the Credit Agreement;

     (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or consent to departure from the Credit Agreement;

     (iii) any exchange, release or nonperfection of any security interest in any Collateral, or any release or amendment or waiver of or consent to departure from any Guarantee, in respect of all or any of the Obligations; or

     (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Intercompany Obligor in respect of Obligations or of the Company or any Grantor or Guarantor in respect of the agreements contained in this Article.

          (b) The agreements contained in this Article shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Obligations or any part thereof is rescinded or must otherwise be returned by any Secured Party upon the insolvency, bankruptcy or reorganization of any Intercompany Obligor or otherwise, all as though such payment had not been made.

          (c) The Company and each Grantor and Guarantor hereby agree that the Secured Parties may, without affecting or impairing any of the obligations of the Company or such Grantor or Guarantor hereunder, from time to time to (i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the Obligations or any part thereof and (ii) exercise or refrain from exercising any rights against any Intercompany Obligor or any other Person.

ARTICLE XII

Miscellaneous

          SECTION 12.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be given as provided in the Credit Agreement. All communications and notices hereunder to any Grantor or Guarantor other than the Company shall be given to it in care of the Company as provided in the Credit Agreement.

          SECTION 12.02. Waivers; Amendment. (a) No failure or delay by the Collateral Agent or any Secured Party in exercising any right or power hereunder or under any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent and the Secured Parties hereunder and under the other Credit Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Credit

Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, no extension of credit by any Secured Party under the Credit Agreement or otherwise shall be construed as a waiver of any default hereunder, regardless of whether the Collateral Agent or any Secured Party may have had notice or knowledge of such default at the time. No notice or demand on any Credit Party in any case shall entitle such Credit Party to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Credit Party or Credit Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required under the Credit Agreement.

          SECTION 12.03. Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in the Credit Agreement.

          (b) Without limitation of its indemnification obligations under the other Credit Documents, each Grantor and each Guarantor, to the fullest extent permitted under law, jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of the execution, delivery or performance of this Agreement or any agreement or instrument contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses shall have resulted from the gross negligence or wilful misconduct of such Indemnitee or from the breach of any of its obligations set forth in any Credit Document.

          (c) The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Credit Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 12.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

          SECTION 12.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Credit Parties in the Credit Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Credit Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Collateral Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall, subject to Section 12.13, continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Credit Document is outstanding and unpaid or any Letter of Credit is outstanding or any Swap Agreement under which Miscellaneous Obligations are outstanding remains in effect (unless the Miscellaneous Obligations under such Swap Agreement shall have been guaranteed and secured or the applicable counterparty shall have agreed otherwise as provided in Section 12.13(a)(v)), and so long as the Commitments under the Credit Agreement have not expired or terminated.

          SECTION 12.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in this Section. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Credit Party when a counterpart hereof executed on behalf of such Credit Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Credit Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Credit Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Credit Party shall have the right to assign or transfer its rights or obligations hereunder (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement. This Agreement shall be construed as a separate agreement with respect to each Credit Party and may be amended, modified, supplemented, waived or released with respect to any Credit Party without the approval of any other Credit Party and without affecting the obligations of any other Credit Party hereunder.

          SECTION 12.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 12.08. Right of Set-Off. Without limitation to the provisions of Section 5.07, if an Event of Default shall have occurred and be continuing and the Loans shall have become due and payable pursuant to Article VII of the Credit Agreement, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Credit Party against any of and all the obligations of such Credit Party now or hereafter existing under this Agreement or any other Credit Document and owed to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.

          SECTION 12.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Credit Document shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document in the courts of any jurisdiction.

          (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 12.01. Nothing in this Agreement or any other Credit Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 12.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 12.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          SECTION 12.12. Security Interest Absolute. The pledges and security interests created hereby and by the Other Security Documents shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Credit Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Credit Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or Guarantor in respect of the Obligations or this Agreement.

          SECTION 12.13. Termination or Release. (a) All pledges, security interests and Liens created hereunder and under the Other Security Documents shall be automatically released when (i) the principal of all Loans, all accrued interest and fees and all other Obligations due and owing under the Credit Agreement have been paid in full, (ii) the Lenders have no further commitment to lend under the Credit Agreement, (iii) the LC Exposures under the Credit Agreement have been reduced to zero, (iv) the Issuing Banks under the Credit Agreement have no further obligation to issue Letters of Credit and (v) either (A) no US Miscellaneous Obligations are outstanding and all agreements under which US Miscellaneous Obligations may arise have been terminated or (B) the US Miscellaneous Obligations shall have been secured on a ratable basis with the obligations under a refinancing or replacement of the Credit Agreement; provided that all pledges, security interests and Liens created hereunder and under the Other Security Documents for the benefit of each Miscellaneous Obligation (other than any US Miscellaneous Obligation) shall remain in effect or, if the Credit Agreement is refinanced or replaced, shall be secured on a ratable basis with the obligations under such refinancing or replacement of the Credit Agreement, until such time as such Miscellaneous Obligation has been terminated or expired and all obligations in respect thereof paid in full unless the counterparty in respect of such Miscellaneous Obligation shall have expressly agreed under the governing documentation therefor or otherwise in writing that such pledges, security interests and Liens shall be released prior to such time.

          (b) A Subsidiary shall automatically be released from its obligations as a Grantor or Guarantor hereunder and under each Other Security Document, and all pledges hereunder or under any Other Security Document of and security interests created hereunder or under any Other Security Document in the Collateral of such Subsidiary shall be automatically released, upon the consummation of any transaction permitted by this Agreement and the Credit Agreement as a result of which such Subsidiary ceases to be a Subsidiary; provided that any consent to such transaction required by the Credit Agreement shall have been obtained and the terms of such consent shall not provide otherwise.

          (c) Upon any sale or other transfer of any Collateral permitted under this Agreement and the Credit Agreement by any Grantor to any Person other than the Company or a Subsidiary, or upon the effectiveness of any written consent to the release of any pledge or security interest created hereby or by any Other Security Document in respect of any Collateral pursuant to and in accordance with the requirements of the Credit Agreement, all pledges, security interests and Liens created hereunder or under any Other Security Document of, in or on such Collateral shall be automatically released.

          (d) Upon any sale of any Equity Interests in a Foreign Subsidiary pursuant to and in accordance with Section 6.06(e) of the Credit Agreement, the Collateral Agent shall release any pledge of, security interest in or Lien on such Equity Interests if the conditions to such release set forth in such Section 6.06(e) shall have been satisfied and if the Company shall have delivered a certificate to that effect to the Collateral Agent.

          (e) In connection with any termination or release pursuant to paragraph (a), (b), (c) or (d) above, the Collateral Agent shall execute and deliver to each applicable Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or representation or warranty by the Collateral Agent. Notwithstanding paragraph (b) or (c) above, in the case of any Lien on any Equity Interests in an entity organized under the laws of a jurisdiction outside the United States of America, such Lien shall not be released until the Collateral Agent executes and delivers to the applicable Grantor a written consent to such release. The Collateral Agent agrees to execute and deliver any such written consent required by the immediately preceding sentence that is requested by the applicable

Grantor in connection with the consummation of any transaction permitted by this Agreement and the Credit Agreements. In the case of any License of Intellectual Property to any Person that is not an Affiliate of any Grantor that (i) is on terms that represent the transfer of the greater part of the economic value of the subject Intellectual Property and in respect of which the Borrower shall have delivered a notice to the Administrative Agent designating such transfer as a Sale for purposes of Section 6.06, (ii) constitutes a Sale under Section 6.06, or (iii) does not materially reduce the collateral value to the Secured Parties of the Material Intellectual Property, taken as a whole, and, in each case, is permitted under this Agreement and the Credit Agreement, the Liens on such Intellectual Property granted hereunder shall be subject to the rights of third parties to use such Intellectual Property under such License; provided that no such License shall be used for the purpose of securing or otherwise providing credit support for Indebtedness.

          SECTION 12.14. Additional Grantors and Guarantors. (a) Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in a form agreed to by the Collateral Agent and the Company (an “Additional Subsidiary Agreement”), such Subsidiary shall become a party hereto and a Grantor and a Guarantor hereunder to the extent set forth in such Additional Subsidiary Agreement and shall, to the extent applicable, guarantee and create pledges of and security interests in its assets to secure the Obligations with the same force and effect as if originally named as a Grantor or Guarantor herein. At the time any Subsidiary shall become a party to this Agreement as provided in the preceding sentence, the Schedules hereto shall be supplemented as appropriate to reflect the guarantees, pledges and security interests, as applicable, given or created by such Subsidiary, and such supplemented Schedules shall replace the Schedules that shall theretofore have been attached to this Agreement. The execution and delivery of any Additional Subsidiary Agreement and the amendment of the Schedules hereto as above provided shall not require the consent of any other Credit Party. The rights and obligations of each Credit Party shall remain in full force and effect notwithstanding the addition of any new Credit Party as a party to this Agreement.

          (b) Any Subsidiary that is a Guarantor may elect to become a Grantor at any time by delivering a certificate in substantially the form agreed to by the Collateral Agent and the Company or in such other form as may be reasonably required by the Collateral Agent. Any such election shall be effective immediately upon the delivery of such certificate. At the time any such election is made, the Schedules hereto shall be supplemented as appropriate to reflect the pledges and security interests given or created by such Subsidiary, and such supplemented Schedules shall replace the Schedules that shall theretofore have been attached to this Agreement. The execution and delivery of any certificate hereunder and the amendment of the Schedules hereto as above provided shall not require the consent of the Collateral Agent or any Credit Party. The rights and obligations of each Credit Party shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

          SECTION 12.15. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof in each case upon the occurrence and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral of such Grantor or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent relating to the Collateral; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct or the breach of such Person of its obligations set forth herein.

          SECTION 12.16. Post-Closing Letter Agreements. Each party hereto agrees to complete the actions and perform the obligations applicable to it under each of the post-closing letter agreements dated the Effective Date between the Collateral Agent and the Company relating to the Credit Agreement.

THE GOODYEAR TIRE & RUBBER COMPANY,

by
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President and Treasurer

JPMORGAN CHASE BANK, N.A. individually and as Collateral Agent,

by
/s/ Robert P. Kellas

Name: Robert P. Kellas
Title: Vice President

BELT CONCEPTS OF AMERICA, INC., as a GUARANTOR and a GRANTOR,

by
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

CELERON CORPORATION, as a GUARANTOR,

by
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

COSMOFLEX, INC., as a GUARANTOR and a GRANTOR,

by
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

DAPPER TIRE CO., INC., as a GUARANTOR and a GRANTOR,

by
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

DIVESTED COMPANIES HOLDING COMPANY, as a GUARANTOR and a GRANTOR,

by
/s/ Randall M. Loyd

Name: Randall M. Loyd
Title: Vice President

by
/s/ Ronald J. Carr

Name: Ronald J. Carr
Title: Vice President

DIVESTED LITCHFIELD PARK PROPERTIES, INC., as a GUARANTOR and a GRANTOR,

by
/s/ Randall M. Loyd

Name: Randall M. Loyd
Title: Vice President

by
/s/ Ronald J. Carr

Name: Ronald J. Carr
Title: Vice President

GOODYEAR FARMS, INC., as a GUARANTOR and a GRANTOR,

by
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

GOODYEAR INTERNATIONAL CORPORATION, as a GUARANTOR and a GRANTOR,

by
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

GOODYEAR WESTERN HEMISPHERE CORPORATION, as a GUARANTOR,

by
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

THE KELLY-SPRINGFIELD TIRE CORPORATION, as a GUARANTOR and a GRANTOR,

by
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

WHEEL ASSEMBLIES INC., as a GUARANTOR,

by
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

WINGFOOT COMMERCIAL TIRE SYSTEMS, LLC, as a GUARANTOR and a GRANTOR,

by
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

WINGFOOT VENTURES EIGHT INC., as a GUARANTOR and a GRANTOR,

by
/s/ Randall M. Loyd

Name: Randall M. Loyd
Title: Vice President

GOODYEAR CANADA INC., as a GUARANTOR and a GRANTOR,

by
/s/ Linda Alexander

Name: Linda Alexander
Title: Vice President Finance

by
/s/ D.S. Hamilton

Name: D.S. Hamilton
Title: Secretary